Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined balance sheet at June 30, 2013 and the unaudited pro forma combined statements of income for the year ended December 31, 2012 and the six months ended June 30, 2013, and the accompanying notes thereto, have been prepared to illustrate the effects of the acquisition by KapStone Paper and Packaging Corporation (“KapStone”) of 100 percent of the common stock of Longview Fibre Paper and Packaging, Inc. (“Longview”), including the financing of the acquisition (collectively the “Acquisition”), on our historical balance sheet and results of operations. At the closing of the Acquisition, we used the proceeds from borrowings under an Amended and Restated Credit Agreement (the “Credit Facilities”) of $1.675 billion together with cash on hand, to finance the purchase price of $1.025 billion, pay $20.2 million of transaction costs and repay $305.3 million outstanding under the existing credit facilities.

The unaudited pro forma combined balance sheet gives effect to the Acquisition as if it had occurred on June 30, 2013. The unaudited pro forma combined statements of income for the year ended December 31, 2012 and the six months ended June 30, 2013 give effect to the Acquisition as if it had occurred on January 1, 2012. The unaudited pro forma combined balance sheet is presented for informational purposes only and does not purport to represent our financial condition had the Acquisition occurred as of the date indicated above. In addition, the unaudited pro forma combined balance sheet information does not purport to project our future financial position or operating results as of any future date or for any future period.

The unaudited pro forma combined balance sheet information has been derived by the application of pro forma adjustments to our unaudited historical consolidated balance sheet combined with the Longview unaudited historical balance sheet as of June 30, 2013. The pro forma adjustments and certain assumptions underlying these adjustments, using the purchase method of accounting, are described in the accompanying notes. The pro forma adjustments are based on the preliminary purchase price allocation and are subject to change as additional information becomes available. These pro forma adjustments do not include any cost savings resulting from elimination of redundant overhead costs, benefits from operating synergies, costs incurred for integration of the acquisition or other one-time adjustments.

This information should be read in conjunction with (i) the accompanying notes to the unaudited pro forma combined financial statements, (ii) the Company’s historical audited financial statements as of and for the year ended December 31, 2012  included in its Annual Report on Form 10-K for the year ended December 31, 2012, (iii) the Company’s historical unaudited financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 and (iv) the audited financial statements as of and for each of the three years in the period ended December 31, 2012 and unaudited interim financial statements for the three and six month periods ended June 30, 2013 and 2012 of Longview included in this Current Report on Form 8-K/A attached as Exhibits 99.1 and 99.2, respectively.

Unaudited Pro Forma Combined Balance Sheet

At June 30, 2013

(amounts in thousands except share data)

	Historical		Pro Forma		Pro Forma
	KapStone	Longview	Adjustments	Notes	Combined

Assets
Current assets:
Cash and cash equivalents	$8,404	$616	$531,292	(A)	$540,312
Trade accounts receivable	139,272	114,714	—		253,986
Other receivables	6,189	—	—		6,189
Inventories	114,065	92,311	16,566	(B),(C)	222,942
Prepaid expenses and other current assets	7,361	4,304	—		11,665
Deferred income taxes	5,732	—	—		5,732
Total current assets	281,023	211,945	547,858		1,040,826
Plant, property and equipment, net	577,718	170,163	604,312	(B)	1,352,193
Other assets	4,450	115,955	667	(B),(C),(D),(E)	121,072
Intangible assets, net	52,741	993	77,600	(B)	131,334
Goodwill	226,289	—	339,887	(F)	566,176
Total assets	$1,142,221	$499,056	$1,570,324		$3,211,601
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$5,313	$—	$28,400	(G)	$33,713
Short-term borrowings	13,700	40	140,573	(H)	154,313
Other current borrowings	1,703	—	—		1,703
Accounts payable	81,470	57,011	—		138,481
Accrued expenses	31,179	14,089			45,268
Accrued compensation costs	20,874	22,562	—		43,436
Accrued income taxes	1,812	11,792	—		13,604
Total current liabilities	156,051	105,494	168,973		430,518
Other liabilities:
Long-term debt, net of current portion	290,323	478,572	950,580	(I)	1,719,475
Pension and post retirement benefits	13,820	87,414	(11,610)	(E)	89,624
Deferred income taxes	108,068	31,413	259,071	(J)	398,552
Other liabilities	11,134	—	—		11,134
Total other liabilities	423,345	597,399	1,198,041		2,218,785
Commitments and contingencies
Stockholders’ equity:
Preferred stock $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—				—
Common stock — $.0001 par value; 175,000,000 shares authorized; 47,667,742 shares issued and outstanding (excluding 40,000 treasury shares) at June 30, 2013 and 47,455,060 shares issued and outstanding (excluding 40,000 treasury shares) at December 31, 2012	5	—	—		5
Additional paid-in-capital	241,386	—	—		241,386
Retained earnings (accumulated deficit)	324,461	(119,424)	118,897	(K)	323,934
Accumulated other comprehensive loss	(3,027)	(84,413)	84,413	(K)	(3,027)
Total stockholders’ equity (deficit)	562,825	(203,837)	203,310		562,298
Total liabilities and stockholders’ equity	$1,142,221	$499,056	$1,570,324		$3,211,601

(A)       Pro forma adjustments for cash and cash equivalents reflects the following:

Contractual purchase price	$(1,025,000)
Amount paid at closing for estimated working capital in excess of target	(40,730)
Fair value of assumed debt	507,520
Net acquisition consideration	(558,210)
Financing and other fees paid to banks and attorneys	(20,182)
Repayment of long-term portion of debt	(300,000)
Repayment of current portion of long-term debt	(5,313)
Repayment of borrowings under revolving credit agreement	(13,700)
Proceeds from KapStone’s Amended and Restated Term Loan A-1	805,000
Proceeds from KapStone’s Amended and Restated Term Loan A-2	470,000
Short-term borrowings from new revolving credit facility	154,313
531,908

Longview cash balance not acquired	(616)
$531,292

(B)       Reflects preliminary estimated fair market value adjustment for finished goods - $7,108; property, plant, and equipment - $604,312 (including $35,384 for land); other assets - $4,400; and intangible assets - $77,600.

(C)       Reflects reclass of Longview’s balance from other long-term assets to inventory to conform to Kapstone’s financial statement presentation, $9,458.

(D)       Elimination of Longview’s deferred financing fees, ($9,453).

(E)        Reflects fair value adjustments to Longview’s pension asset, $15,178 and liability, $11,610.

(F)         Represents preliminary estimated goodwill related to the acquisition of $339,887, calculated as follows:

Net acquisition consideration	$558,210
Current assets acquired	227,895
Noncurrent assets acquired	969,690
Current liabilities assumed	(105,454)
Long-term liabilities assumed	(873,808)
Purchase price allocated to goodwill	$339,887

(G)       New Credit Facilities’ current portion of long-term debt, $33,713, partially offset by repayment of existing credit facilities’ current term portion of long-term debt, ($5,313).

(H)      Repayment of existing revolving credit facility at closing offset by current borrowings under the new Credit Facilities’ revolving credit agreement, as follows:

Proceeds from KapStone’s revolving credit facility	$154,313
Repayment of borrowings under revolving credit agreement	(13,700)
Repayment of Longview’s short-term borrowing	(40)
$140,573

(I)           Reflects changes in long-term debt as follows:

Proceeds from KapStone’s New Term Loan A-1	$805,000
Proceeds from KapStone’s New Term Loan A-2	470,000
Par value of new KapStone’s term loans	1,275,000
Less repayment of KapStone’s long-term portion of debt	(300,000)
Net change in KapStone’s term loans	975,000
Deferred financing fees for new Credit Facilities	(19,655)
Less current portion of long-term debt	(33,713)
Total change in long-term debt	921,632

Longview’s fair value adjustment	28,948
Total long-term debt	$950,580

(J)           Reflects preliminary estimate of deferred income taxes as a result of estimated fair market value adjustments of intangible assets and fixed assets.

(K)      Elimination of Longview’s equity accounts and Restated and Amended Credit Agreement third party fees that are expensed when incurred.

Unaudited Pro Forma Combined Statement of Income

For the Year Ended December 31, 2012

(amounts in thousands except share data and per share data)

	Historical		Pro Forma		Pro Forma
	KapStone	Longview	Adjustments	Notes	Combined

Net sales	$1,216,637	$831,088			$2,047,725
Cost of sales, excluding depreciation and amortization	866,124	593,403			1,459,527
Depreciation and amortization	63,124	11,985	47,508	(A)	122,617
Freight and distribution expenses	108,438	56,474			164,912
Selling, general, and administrative expenses	70,055	64,496			134,551
Other operating income	664	1,093			1,757
Operating income	109,560	105,823	(47,508)		167,875

Miscellaneous income	—	3,523			3,523
Foreign exchange (loss)	(303)	—			(303)
Interest expense, net	11,774	41,531	(7,292)	(B)	46,013
Income before provision for income taxes	97,483	67,815	(40,216)		125,082
Provision for income taxes	34,978	1,487	(15,282)	(C)	21,183
Net income	$62,505	$66,328	$(24,934)		$103,899

Weighted average number of shares outstanding:
Basic	46,713,456				46,713,456
Diluted	47,726,439				47,726,439
Net income per share:
Basic	$1.34				$2.22
Diluted	$1.31				$2.18

(A)       Reflects $47,508 of additional amortization and depreciation expense from fair market value adjustments for definite life identified intangible assets and property, plant, and equipment.  The fair value of definite life identified intangible assets are amortized over an estimated weighted average useful life of fifteen years.  The fair value for property, plant and equipment is depreciated over estimated average useful life of fourteen years.

Calculated annual depreciation and amortization expense	$59,493
Less Longview’s historical expense	11,985
Pro Forma adjustment	$47,508

Historically, Longview’s cost of sales included depreciation and amortization expense.

(B)       Reflects the adjustment to interest expense resulting from KapStone’s prior Credit Agreement and the issuance of $1.275 billion under the Amended and Restated Credit Agreement.

Term Loan A-1 of $805 million - 2.44% interest rate	$19,642
Term Loan A-2 of $470 million - 2.69% interest rate	12,643
Short-term borrowings from revolving credit facility $90 million - 2.44%	2,196
Short-term borrowings from revolving credit facility $64 million - 4.5%	2,880
Amortization of debt issuance costs	8,747
46,108
Reversal of Kapstone historical interest expense, net	(11,774)
Reversal of Longview historical interest expense, net	(41,626)
$(7,292)

(C)       Reflects the income tax effect on the pro forma adjustments using KapStone’s effective tax rate of 38%.

Unaudited Pro Forma Combined Statement of Income

For the Six Months Ended June 30, 2013

(amounts in thousands except share data and per share data)

	Historical		Pro Forma		Pro Forma
	KapStone	Longview	Adjustments	Notes	Combined

Net sales	$646,134	$445,572			$1,091,706
Cost of sales, excluding depreciation and amortization	450,699	293,470			744,169
Depreciation and amortization	34,477	7,301	22,446	(D)	64,224
Freight and distribution expenses	55,769	25,671			81,440
Selling, general, and administrative expenses	40,200	34,338			74,538
Other operating income	398	(1)			397
Operating income	65,387	84,791	(22,446)		127,732

Miscellaneous income	—	49			49
Foreign exchange gain/(loss)	(222)	—			(222)
Interest expense, net	5,237	21,182	(3,701)	(E)	22,718
Income before provision for income taxes	59,928	63,658	(18,745)		104,841
Provision for income taxes	20,478	21,923	(7,123)	(F)	35,278
Net income	$39,450	$41,735	$(11,622)		$69,563

Weighted average number of shares outstanding:
Basic	47,516,218				47,516,218
Diluted	48,222,022				48,222,022
Net income per share:
Basic	$0.83				$1.46
Diluted	$0.82				$1.44

(D)       Reflects $22,445 of additional amortization and depreciation expense from fair market value adjustments for definite life identified intangible assets and property, plant and equipment.  The fair value of definite life identified intangible assets are amortized over an estimated weighted average useful life of fifteen years.  The fair value for property, plant and equipment is depreciated over estimated average useful life fourteen years.

Calculated depreciation and amortization expense	$29,747
Less Longview’s historical expense	7,301
Pro Forma adjustment	$22,446

Historically, Longview’s cost of sales included depreciation and amortization expense.

(E)        Reflects the adjustment to interest expense resulting from KapStone’s prior Credit Agreement and the issuance of $1.275 billion under the Amended and Restated Credit Agreement.

Term Loan A-1 of $805 million - 2.44% interest rate	$9,821
Term Loan A-2 of $470 million - 2.69% interest rate	6,322
Short-term borrowings from revolving credit facility $90 million - 2.44%	1,098
Short-term borrowings from revolving credit facility $64 million - 4.5%	1,440
Amortization of debt issuance costs	4,047
22,728
Reversal of Kapstone historical interest expense, net	(5,237)
Reversal of Longview historical interest expense, net	(21,192)
$(3,701)

(F)         Reflects the income tax effect on the pro forma adjustments using KapStone’s effective tax rate of 38%.